                                                                EXHIBIT 99.B5(c)
                              AMENDED AND RESTATED
                               GUARANTY AGREEMENT
                              --------------------

     This Guaranty Agreement dated October 30, 1995, and amended and restated on December 23, 1996 (the "Agreement"), is made between CHICAGO TITLE AND TRUST COMPANY ("CT&T") and CT&T FUNDS, an open-end series investment company (the "Trust").

                                   WITNESSETH

     WHEREAS, CT&T is effecting a corporate reorganization on October 30, 1995 pursuant to which its investment management operations will be transferred to The Chicago Trust Company ("TCTC"), and indirect wholly-owned subsidiary of CT&T, and

     WHEREAS, the Board of Trustees of the Trust has approved the transfer and assignment of the investment advisory contracts, between the Trust and CT&T, relating to CT&T Growth & Income Fund, CT&T Asset Allocation Fund, CT&T Intermediate Fixed Income Fund, CT&T Intermediate Municipal Bond Fund, CT&T Money Market Fund and CT&T Talon Fund (individually referred to as "Advisory Contract" and collectively referred to as the "Advisory Contracts") to TCTC, subject to certain conditions, including the guaranty of the duties and obligations of TCTC under the Advisory Contracts, and

     WHEREAS, CT&T desires to assign its rights, duties and obligations under the Advisory Contracts to TCTC and enter into this Agreement in connection therewith.

     NOW THEREFORE, in consideration of the agreement to permit the transfer of the Advisory Contracts, CT&T hereby covenants and guarantees to the Trust as follows:

     Section 1. Unconditional Guaranty. CT&T hereby unconditionally guarantees to the Trust the prompt performance of all duties and obligations of TCTC as the investment advisor under the Advisory Contracts and the full and prompt payment of any liability of TCTC as investment advisor under the Advisory Contracts when and as the same shall become due. All payments by CT&T pursuant hereto will be paid in lawful money of the United States of America.

     Section 2. Absolute and Unconditional Obligations. The obligations of CT&T under this Agreement shall be absolute and unconditional and shall remain in full force and effect during the term of this Agreement as specified in
Section 4.

     Section 3. Rights Against CT&T. The Trust may proceed first directly against CT&T under this Agreement without proceeding against or exhausting any other remedies which it may have against any other person, firm or corporation.

     Section 4. Terms of Agreement. The obligations of CT&T hereunder shall arise absolutely and unconditionally upon the transfer of the Advisory Contracts to TCTC, whenever effective, and the agreements and covenants contained herein shall terminate with respect to each Advisory Contract upon termination of each such Advisory Contract or until such Advisory Contract shall have been approved by the appropriate shareholders of the Trust.


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Investment Advisory Guaranty Agreement
CT&T FUNDS                                                                Page 1





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     Section 5.  No Waiver.  No delay or omission to exercise any right or power accruing upon failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time as often as may be deemed expedient. In order to entitle the Trust to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Agreement should be breached by CT&T and thereafter duly waived by the Trust, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties hereto.

     Section 6. Entire Agreement; Counterparts. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     Section 7. Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement, or any part thereof.

     Section 8. Governing Law. This Agreement shall be governed exclusively by the applicable laws of the State of Illinois.

     Section 9. Successors and Assigns. Nothing herein expressed or mentioned in or to be implied from this Agreement is intended or shall be construed to give to any person, other than the parties hereto and their legal assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement. This Agreement and all of the covenants, conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto, and shall inure to the benefit of and bind their respective successors and assigns.

     Section 10. Future Documents. CT&T agrees to execute and deliver all such further reasonable documents and perform all such other reasonable actions as may, in the opinion of the Trust, be required to carry out the purpose and intent of this Agreement.

     Section 11. Counterparts. Any consent, approval, direction or other instrument required by this Agreement to be signed and executed by the Trust may be in any number of concurrent writings of similar tenor.



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Investment Advisory Guaranty Agreement
CT&T FUNDS                                                                Page 2





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     IN WITNESS WHEREOF, CT&T and the Trust have caused this Agreement to be executed in their respective corporate names by their respective officers, thereunto duly authorized, as of the date first above written.




              CT&T FUNDS           CHICAGO TITLE AND TRUST COMPANY



              By:                  By:
                 ----------------     ----------------------------


              Its: Vice President  Its: President
                  ---------------      ---------------------------



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Investment Advisory Guaranty Agreement
CT&T FUNDS                                                                Page 3

                                   ASSIGNMENT

     In consideration of the payment of which is hereby acknowledged, CHICAGO TITLE AND TRUST COMPANY hereby assigns to THE CHICAGO TRUST COMPANY all its right, title and interest in and to the contracts and agreements identified in Appendix A hereto ("Agreements") with full power and authority to collect and receive any sum or sums due or to become due under the Agreements.

     THE CHICAGO TRUST COMPANY agrees with CHICAGO TITLE AND TRUST COMPANY to assume and faithfully perform and discharge all the terms and obligations assumed, or to be performed by CHICAGO TITLE AND TRUST COMPANY, under the Agreements.

     IN WITNESS WHEREOF, the parties hereto have entered into this Assignment on this 30th day of October, 1995.



           THE CHICAGO TRUST COMPANY  CHICAGO TITLE AND TRUST COMPANY


           By:                        By:
              ----------------------     ----------------------------


           Its:                       Its:
               ---------------------      ---------------------------




                                    CONSENT
                                    -------

     The undersigned hereby consents to the foregoing assignments of the agreements identified in Appendix A hereto on the express conditions that CHICAGO TITLE AND TRUST COMPANY has executed a Guaranty Agreement substantially in the form attached as Appendix B hereto and that THE CHICAGO TRUST COMPANY has agreed to perform and discharge all of the terms and obligations assumed or to be performed under the Agreements.

     IN WITNESS WHEREOF, the undersigned has executed this consent on this 30th day of October, 1995.


                                              CT&T FUNDS

                                              By:
                                                  -------------------------

                                              Its:
                                                   ------------------------



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                                   APPENDIX A


1. Investment Advisory Agreement, dated November 30, 1993, by and between Chicago Title and Trust Company and CT&T Funds for CT&T Growth & Income Fund (now known as Chicago Trust Growth & Income Fund).

2. Investment Advisory Agreement, dated November 30, 1993, by and between Chicago Title and Trust Company and CT&T Funds for CT&T Intermediate Fixed Income Fund (now known as Chicago Trust Bond Fund).

3. Investment Advisory Agreement, dated November 30, 1993, by and between Chicago Title and Trust Company and CT&T Funds for CT&T Intermediate Municipal Bond Fund (now known as Chicago Trust Municipal Bond Fund).

4. Investment Advisory Agreement, dated November 30, 1993, by and between Chicago Title and Trust Company and CT&T Funds for CT&T Money Market Fund (now known as Chicago Trust Money Market Fund).

5. Investment Advisory Agreement, dated August 27, 1994, by and between Chicago Title and Trust Company and CT&T Funds for CT&T Talon Fund (now known as Chicago Trust Talon Fund).

6. Investment Advisory Agreement, dated March 15, 1995, by and between Chicago Title and Trust Company and CT&T Funds for CT&T Asset Allocation Fund (now known as Chicago Trust Asset Allocation Fund).

7. Administration Agreement, dated June 15, 1995, by and between Chicago Title and Trust Company and CT&T Funds.



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Investment Advisory Guaranty Agreement
CT&T FUNDS                                                                Page 5